As filed with the Securities and Exchange Commission on September 4, 2012

Registration No. 333-181051

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 7

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sears Hometown and Outlet Stores, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5311	80-0808358
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

3333 Beverly Road

Hoffman Estates, Illinois 60179

(847) 286-2500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

W. Bruce Johnson

Chief Executive Officer and President

Sears Hometown and Outlet Stores, Inc.

3333 Beverly Road

Hoffman Estates, Illinois 60179

(847) 286-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Dane A. Drobny Senior Vice President, General Counsel and Corporate Secretary Sears Holdings Corporation 3333 Beverly Road Hoffman Estates, Illinois 60179 (847) 286-2500	Steven J. Slutzky Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 7 is being filed for the purpose of filing Exhibits 5.1 and 8.1 to the Registration Statement (Commission File No. 333-181051). No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 13, 14, 15, 16 or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Exhibits and Financial Statement Schedules.

Exhibits Number	Document Description

3.1#	Form of Amended and Restated Certificate of Incorporation of Sears Hometown and Outlet Stores, Inc.

3.2#	Form of Bylaws of Sears Hometown and Outlet Stores, Inc.

4.1#	Form of Common Stock Certificate

4.2#	Form of Rights Certificate

5.1*	Opinion of Debevoise & Plimpton LLP

8.1*	Opinion of Debevoise & Plimpton LLP regarding certain tax matters

10.1#	Separation Agreement between Sears Holdings and Sears Hometown and Outlet Stores, Inc., dated as of August 8, 2012

10.2#	Form of Store License Agreement between Sears, Roebuck and Co. and Sears Authorized Hometown Stores, LLC

10.3#	Form of Store License Agreement between Sears, Roebuck and Co. and Sears Home Appliance Showrooms, LLC

10.4#	Form of Store License Agreement between Sears, Roebuck and Co. and Sears Outlet Stores, LLC

10.5#	Form of Trademark License Agreement between Sears, Roebuck and Co. and Sears Hometown and Outlet Stores, Inc.

10.6#†	Form of Merchandising Agreement between Sears, Roebuck and Co., Kmart Corporation and Sears Holdings Corporation and Sears Hometown and Outlet Stores, Inc., Sears Authorized Hometown Stores, LLC and Sears Outlet Stores, L.L.C.

10.7#	Form of Services Agreement between Sears Holdings Management Corporation and Sears Hometown and Outlet Stores, Inc.

10.8#†	Form of Retail Establishment Agreement between Sears Holdings Management Corporation and Sears Hometown and Outlet Stores, Inc.

10.9#	Form of Tax Sharing Agreement between Sears Holdings and Sears Hometown and Outlet Stores, Inc.

10.10#	Form of Employee Transition and Administrative Services Agreement between Sears, Roebuck and Co., Sears Hometown and Outlet Stores, Inc., Sears Authorized Hometown Stores, LLC and Sears Outlet Stores, L.L.C.

10.11#	Sears Hometown and Outlet Stores, Inc. Umbrella Incentive Program

10.12#	Sears Hometown and Outlet Stores, Inc. Annual Incentive Plan

10.13#	Sears Hometown and Outlet Stores, Inc. Long-Term Incentive Program

10.14#	Sears Hometown and Outlet Stores, Inc. 2012 Stock Plan

10.15	Form of Executive Severance Agreement (incorporated by reference to Exhibit 10.26 to Sears Holdings Corporation’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012 (File No. 000-51217))

Exhibits Number	Document Description

10.16	Form of Executive Severance/Non-Compete Agreement (incorporated by reference to Exhibit 10.5 to Sears Holdings Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 29, 2005 (File No. 000-51217))

10.17#	Executive Severance Agreement dated and effective as of August 6, 2012 between Sears Holdings Corporation and its affiliates and subsidiaries and Steven D. Barnhart

10.18#	Offer letter between Sears Hometown and Outlet Stores, Inc. and W. Bruce Johnson dated August 28, 2012

10.19#	Offer letter between Sears Hometown and Outlet Stores, Inc. and William A. Powell dated August 28, 2012

10.20#	Offer letter between Sears Hometown and Outlet Stores, Inc. and John E. Ethridge dated August 28, 2012

10.21#	Offer letter between Sears Hometown and Outlet Stores, Inc. and Charles J. Hansen, dated August 28, 2012

10.22#	Offer letter between Sears Hometown and Outlet Stores, Inc. and Steven D. Barnhart, dated August 28, 2012

10.23#	Offer letter between Sears Hometown and Outlet Stores, Inc. and Becky Iliff, dated August 28, 2012

10.24#	Director Compensation Policy of Sears Hometown and Outlet Stores, Inc.

21.1#	Subsidiaries of Sears Hometown and Outlet Stores, Inc.

23.1#	Consent of Debevoise & Plimpton LLP (included in Exhibits 5.1 and 8.1)

23.2#	Consent of BDO USA, LLP

23.3#	Consent of Duff & Phelps, LLC

99.1#	Form of Instruction for Use of Sears Hometown and Outlet Stores, Inc. Subscription Rights Certificates

99.2#	Form of Letter to Stockholders Who Are Record Holders

99.3#	Form of Letter to Nominee Holders Whose Clients Are Beneficial Holders

99.4#	Form of Letter to Clients of Nominee Holders

99.5#	Form of Nominee Holder Certification

99.6#	Form of Beneficial Owner Election

99.7#	Opinion of Duff & Phelps, LLC

99.8#	Consent of E.J. Bird

99.9#	Consent of Elizabeth Darst Leykum

99.10#	Consent of Jeffrey Flug

99.11#	Consent of Josephine Linden

*	Filed herewith.
#	Previously filed.
†	Certain provisions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Item 13. Other Expenses of Issuance and Distribution.

SEC registration fee (1)	$45,840
Accounting and advisory fees and expenses (1)	2,175,000
Legal fees and expenses (1)	2,000,000
Printing and engraving expenses (1)	200,000
Subscription agent, information agent and registrar fees and expenses (1)	150,000
Miscellaneous (1)	429,160

Total (1)	$5,000,000

(1)	Sears Holdings Corporation is bearing all expenses incurred in connection with the issuance and distribution of the securities registered under this Registration Statement. All amounts are estimates other than the SEC registration fee.

Item 14. Indemnification of Directors and Officers.

Indemnification Under the Delaware General Corporation Law

Section 145 of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In addition, the DGCL does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The DGCL also allows a corporation to provide for the elimination or limit of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

(1) for any breach of the director’s duty of loyalty to the corporation or its stockholders,

(2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(3) for unlawful payments of dividends or unlawful stock purchases or redemptions, or

(4) for any transaction from which the director derived an improper personal benefit.

These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

Indemnification Under Our Certificate of Incorporation and Bylaws

Our proposed Certificate of Incorporation requires us to indemnify and hold harmless any current or former director or officer of SHO to the fullest extent permitted by Delaware law. Such indemnification rights include the right to be paid by SHO the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. However, except for proceedings to enforce indemnification or advancement rights, we will indemnify such a director or officer who initiates an action, suit or proceeding (or part thereof) only if such action, suit or proceeding (or part thereof) was authorized by the board of directors of SHO.

The proposed Certificate of Incorporation also contains certain procedures and presumptions that will govern any action brought by a person granted advancement or indemnification rights in SHO’s Certificate of Incorporation to enforce those rights.

The indemnification and advancement rights conferred by SHO are not exclusive of any other right to which persons seeking indemnification or advancement may be entitled under any statute, our Certificate of Incorporation or Bylaws, any agreement, vote of stockholders or disinterested directors or otherwise.

Our proposed Certificate of Incorporation also exculpates any director from being personally liable to SHO or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption is prohibited by Delaware law.

Indemnification Under Indemnification Agreements With Certain of SHO’s Directors and Executive Officers

We may enter into indemnification agreements with certain of our officers and directors. These indemnification agreements may provide contractual indemnification to officers and directors in addition to the indemnification provided in our proposed Certificate of Incorporation and Bylaws. We also expect to maintain directors and officers insurance to insure such persons against certain liabilities.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

A list of exhibits filed with this registration statement on Form S-1 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoffman Estates, State of Illinois, on September 4, 2012.

SEARS HOMETOWN AND OUTLET STORES, INC.

By:	/s/ W. Bruce Johnson
W. Bruce Johnson
Chief Executive Officer
(Title)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Bruce Johnson W. Bruce Johnson	Chief Executive Officer, President and Director (Principal Executive Officer)	September 4, 2012

/s/ Steven D. Barnhart Steven D. Barnhart	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 4, 2012

/s/ William R. Harker William R. Harker	Chairman of the Board and Director	September 4, 2012